UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2008 (January 31, 2008)

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SECURITY CAPITAL ASSURANCE LTD
(Exact name of registrant as specified in its charter)

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Bermuda	001-32950	Not applicable
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

A.S. Cooper Building, 26 Reid Street, 4th Floor, Hamilton, Bermuda HM 11
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279 7450

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01           Other Events.

          On January 31, 2008, Standard & Poor’s Ratings Services (“S&P”) announced ratings actions on certain subsidiaries of Security Capital Assurance Ltd (“SCA”), as well as on other bond insurance companies. In its release, S&P commented that the various rating actions announced are the result of their most recent review of all the bond insurance companies’ capital plans. The release noted that S&P’s review covered the scope of each plan relative to the projected losses for that company, the success each company has had to date in implementing its plan, and S&P’s assessment of the likelihood that the companies could implement the remaining components of their plans. The review is part of S&P's ongoing assessment of the potential subprime-related losses that bond insurers might incur and how they are managing their capital positions to handle the losses. S&P noted that further reviews will occur as circumstances warrant.

          S&P’s release announced that the “AAA” financial strength, financial enhancement and issuer credit ratings of XL Capital Assurance Inc., XL Financial Assurance Ltd. (“XLFA”) and XL Capital Assurance (UK) Ltd. were all placed on CreditWatch with negative implications. In addition, the “AA-” rating of XLFA’s Twin Reefs Pass-Through Trust was also placed on CreditWatch with negative implications. S&P noted that the negative CreditWatch placement reflects S&P’s assessment that there is increased execution risk regarding SCA’s ability to successfully implement its capital plan to offset projected losses. S&P noted that SCA has tabled the third-party capital-raising component of its plan due to unfavorable market conditions. S&P believes that successful implementation of the remaining components of the capital plans will be necessary to enable SCA to manage its capital relative to projected losses.

          S&P stated that CreditWatch is used in a changing credit situation when a rating change is not yet certain. S&P may place ratings on CreditWatch when an event or deviation from an expected trend has occurred or is expected, when this event or deviation increases the probability of a rating action, and when additional information is necessary for S&P to take a rating action. The greater the likelihood of a rating change, the more likely S&P is to use CreditWatch, with guidelines of at least a one-in-two likelihood of a rating change occurring in the short term, typically within 90 days. S&P notes that, from time to time, events may present such significant uncertainty to an issuer's creditworthiness that a rating is placed on CreditWatch without the need to assess this threshold of potential change.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY CAPITAL ASSURANCE LTD
(Registrant)

Date: February 1, 2008	By: /s/ Thomas W. Currie
Name: Thomas W. Currie
Title: Senior Vice President